Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED

 PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002, each of the undersigned officers of Marine Growth Ventures, Inc. (the “Company”), certifies:

(1)
The Quarterly Report on Form 10Q of the Company for the quarterly period ended June 30, 2009, (“The Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities     Exchange Act of 1934 (15U.S.C  78m or 78 o (d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2009	By:	/s/ Craig Hodgkins
Craig Hodgkins President and Director (Principal Executive Officer)

Date: July 31, 2009	By:	/s/ Katherine A Ostruszka
Katherine A Ostruszka Chief Financial Officer & Controller (Principal Financial Officer)

This certification is made solely for the purposes of 18 U.S.C. section 1350, subject to the knowledge standard contained therein, and not for any other purpose.